Exhibit 99.2

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/25/14	10/26/13
Sales	$365,601	$352,271
Cost of sales
Cost of goods sold	235,716	229,727
Restructuring	(10)	(142)
Total cost of sales	235,706	229,585
Gross profit	129,895	122,686
Selling, general and administrative expense	99,683	96,568
Restructuring	20	—
Operating income	30,192	26,118
Interest expense	145	133
Interest income	233	176
Other income (expense), net	152	(279)
Income from continuing operations before income taxes	30,432	25,882
Income tax expense	10,743	8,425
Income from continuing operations	19,689	17,457
Income (loss) from discontinued operations, net of tax	285	(440)
Net income	19,974	17,017
Net income attributable to noncontrolling interests	(445)	(273)
Net income attributable to La-Z-Boy Incorporated	$19,529	$16,744

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$19,244	$17,184
Income (loss) from discontinued operations	285	(440)
Net income attributable to La-Z-Boy Incorporated	$19,529	$16,744

Basic average shares	52,279	52,537
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.37	$0.33
Income (loss) from discontinued operations	—	(0.01)
Basic net income attributable to La-Z-Boy Incorporated per share	$0.37	$0.32

Diluted average shares	52,723	53,261
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.36	$0.32
Income (loss) from discontinued operations	0.01	(0.01)
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.37	$0.31

Dividends declared per share	$0.06	$0.04

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/25/14	10/26/13
Sales	$692,581	$657,773
Cost of sales
Cost of goods sold	451,547	433,676
Restructuring	(367)	(55)
Total cost of sales	451,180	433,621
Gross profit	241,401	224,152
Selling, general and administrative expense	194,698	183,269
Restructuring	20	—
Operating income	46,683	40,883
Interest expense	277	269
Interest income	435	356
Other income (expense), net	(106)	258
Income from continuing operations before income taxes	46,735	41,228
Income tax expense	16,498	13,870
Income from continuing operations	30,237	27,358
Income (loss) from discontinued operations, net of tax	2,782	(406)
Net income	33,019	26,952
Net income attributable to noncontrolling interests	(409)	(618)
Net income attributable to La-Z-Boy Incorporated	$32,610	$26,334

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$29,828	$26,740
Income (loss) from discontinued operations	2,782	(406)
Net income attributable to La-Z-Boy Incorporated	$32,610	$26,334

Basic average shares	52,235	52,440
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.57	$0.51
Income (loss) from discontinued operations	0.05	(0.01)
Basic net income attributable to La-Z-Boy Incorporated per share	$0.62	$0.50

Diluted average shares	52,662	53,176
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.56	$0.50
Income (loss) from discontinued operations	0.06	(0.01)
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.62	$0.49

Dividends declared per share	$0.12	$0.08

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/25/14	4/26/14
Current assets
Cash and equivalents	$115,325	$149,661
Restricted cash	5,285	12,572
Receivables, net of allowance of $11,288 at 10/25/14 and $12,368 at 4/26/14	156,403	152,614
Inventories, net	158,326	147,009
Deferred income taxes — current	15,566	15,037
Business held for sale	1,407	4,290
Other current assets	43,117	41,490
Total current assets	495,429	522,673
Property, plant and equipment, net	158,596	127,535
Goodwill	13,923	13,923
Other intangible assets	4,544	4,544
Deferred income taxes — long-term	33,227	32,430
Other long-term assets, net	65,007	70,190
Total assets	$770,726	$771,295

Current liabilities
Current portion of long-term debt	$353	$7,497
Accounts payable	55,419	56,177
Business held for sale	442	832
Accrued expenses and other current liabilities	103,198	102,876
Total current liabilities	159,412	167,382
Long-term debt	85	277
Other long-term liabilities	79,303	73,918
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 51,892 outstanding at 10/25/14 and 51,981 outstanding at 4/26/14	51,892	51,981
Capital in excess of par value	266,959	262,901
Retained earnings	235,400	238,384
Accumulated other comprehensive loss	(30,544)	(31,380)
Total La-Z-Boy Incorporated shareholders’ equity	523,707	521,886
Noncontrolling interests	8,219	7,832
Total equity	531,926	529,718
Total liabilities and equity	$770,726	$771,295

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/25/14	10/26/13
Cash flows from operating activities
Net income	$33,019	$26,952
Adjustments to reconcile net income to cash provided by (used for) operating activities
Restructuring	(332)	(55)
Deferred income tax benefit	(1,799)	(391)
Provision for doubtful accounts	(1,113)	(1,994)
Depreciation and amortization	10,996	11,661
Equity-based compensation expense	5,047	5,671
Change in receivables	(2,135)	1,298
Change in inventories	(11,006)	(10,561)
Change in other assets	6,253	(1,920)
Change in payables	(785)	3,772
Change in other liabilities	(6,377)	(2,020)
Net cash provided by operating activities	31,768	32,413

Cash flows from investing activities
Proceeds from disposal of assets	6,534	2,241
Capital expenditures	(40,580)	(14,323)
Purchases of investments	(24,224)	(23,180)
Proceeds from sales of investments	17,827	18,196
Change in restricted cash	7,287	120
Net cash used for investing activities	(33,156)	(16,946)

Cash flows from financing activities
Payments on debt	(7,358)	(263)
Stock issued for stock and employee benefit plans	161	2,983
Excess tax benefit on stock option exercises	252	5,228
Purchases of common stock	(19,654)	(13,681)
Dividends paid	(6,274)	(4,214)
Net cash used for financing activities	(32,873)	(9,947)

Effect of exchange rate changes on cash and equivalents	(75)	(360)
Change in cash and equivalents	(34,336)	5,160
Cash and equivalents at beginning of period	149,661	131,085
Cash and equivalents at end of period	$115,325	$136,245

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$5,339	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/25/14	10/26/13	10/25/14	10/26/13
Sales
Upholstery segment:
Sales to external customers	$255,044	$252,123	$482,200	$467,670
Intersegment sales	42,223	34,881	77,926	65,403
Upholstery segment sales	297,267	287,004	560,126	533,073
Casegoods segment:
Sales to external customers	25,455	26,252	51,408	48,922
Intersegment sales	3,433	2,705	6,403	4,834
Casegoods segment sales	28,888	28,957	57,811	53,756

Retail segment sales	84,589	73,359	157,494	139,633
Corporate and Other	513	537	1,479	1,548
Eliminations	(45,656)	(37,586)	(84,329)	(70,237)
Consolidated sales	$365,601	$352,271	$692,581	$657,773

Operating Income (Loss)
Upholstery segment	$32,607	$32,701	$54,624	$54,987
Casegoods segment	2,995	1,170	4,520	1,620
Retail segment	3,682	3,251	3,997	5,177
Restructuring	(10)	142	347	55
Corporate and Other	(9,082)	(11,146)	(16,805)	(20,956)
Consolidated operating income	$30,192	$26,118	$46,683	$40,883